CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


         As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement for The BSG Funds of all references to our firm included in or made a part of this Amendment.





McCurdy & Associates CPA's, Inc.
August 12, 1998


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